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                                                                    Exhibit 10.3



                              SEVENTH AMENDMENT TO
                      SECURITY LAND AND DEVELOPMENT COMPANY
                LIMITED PARTNERSHIP AMENDED AND RESTATED LIMITED
                        PARTNERSHIP AGREEMENT AND AMENDED
                 AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP


                  THIS SEVENTH AMENDMENT TO SECURITY LAND AND DEVELOPMENT COMPANY LIMITED PARTNERSHIP AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT AND AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP (this "Amendment") is made and entered into as of the 24th day of June, 1998, by and among (i) 1500 Woodlawn Limited Partnership ("Woodlawn"), a Delaware limited partnership qualified to do business in the State of Maryland, as general partner, and (ii)
(a) William A. Rodgers, an individual resident of the State of Maryland, (b) Harry W. Rodgers, III, an individual resident of the State of Maryland, (c) W. Dale Hess, an individual resident of the State of Maryland, and (d) Regency Affiliates, Inc., a Delaware corporation, as limited partners (the parties set forth in clauses (i) and (ii) are collectively referred to as the "Partners").


                               W I T N E S E T H:


                  WHEREAS, Security Investment Company (the "Partnership"), a Maryland limited partnership, was formed pursuant to (i) that certain Certificate of Limited Partnership dated November 8, 1967, and recorded on December 29, 1967, among the co-partnership records of Baltimore County, Maryland in Liber O.T.G. No. 2, Folio 45, amended by that certain Amendment to Certificate dated March 10, 1972, and recorded March 16, 1972, among the aforesaid co-partnership records in Liber I.T.G. No. 3, folio 471, which Amendment to Certificate provided for the change of the name of the Partnership to Security Land and Development Company Limited Partnership (as so amended, the "Original Certificate"), and (ii) that certain Limited Partnership Agreement dated November 8, 1967, as amended by amendments thereto dated November 8, 1967, July 28, 1968, December 1, 1971, and December 28, 1973 (as so amended, the "Original Partnership Agreement");

                  WHEREAS, the Original Certificate and the Original Partnership Agreement have been amended and restated pursuant to that certain Amended and Restated Limited Partnership Agreement and Amended and Restated Certificate of Limited Partnership dated as of November 25, 1986, and further amended by a First Amendment dated as of March 12, 1987, a Second Amendment dated as of November 22, 1988, a Third Amendment dated as of January 1, 1989, a Fourth Amendment dated as of August 20, 1990, a Fifth Amendment dated as of November 17, 1994, and a Sixth Amendment dated as of November 17, 1994 (as so amended and restated and further amended, the "Partnership Agreement"); and

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                  WHEREAS, the parties hereto desire to further amend the
Partnership Agreement (i) to delete the provision allowing Partners to solicit third-party offers for the Security West Building and requiring objecting Partners to purchase the soliciting Partner's interest if the objecting Partners do not accept such third-party offers, and (ii) to add certain new provisions relating to financing for one of the Partners.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Article XIV of the Partnership Agreement is hereby deleted and a new Article XIV is added to state as follows:

         ARTICLE XIV

         RIGHTS AND OBLIGATIONS OF THE PARTNERS
         WITH REGARD TO THE PROPERTY

                    14.01 Under the terms of the Escrow Agreement dated June 24, 1998 (the "Escrow Agreement"), simultaneous with the execution of this Amendment, and with the consent of the Partners, which is evidenced hereby, the General Partner has delivered to State Street Bank and Trust Company, as Escrow Agent (the "Escrow Agent"), (i) a duly executed special warranty deed to transfer fee simple title to the Property to R.V.I. America Insurance Company ("RVI") or its designee,
         (ii) a Bill of Sale to convey to RVI or its designee all personal property included in the Property, (iii) an Assignment and Assumption of Leases to assign to RVI or its designee all leases of the Property and rents and deposits thereunder, (iv) a State of Maryland Land Instrument Intake Sheet, and (v) an Application for Lien Certificate, and may hereafter deliver additional documents to the Escrow Agent pursuant to an undertaking of further assurances set forth in a separate letter agreement dated on or about the date of the Escrow Agreement (items (i) through (v) above and such other delivered documents being referred to collectively as the "Escrowed Documents'). Each Partner acknowledges and agrees that, under the Escrow Agreement, if the Escrow Agent receives written notice (a "Transfer Notice") from KBC Bank N.V. ("KBC Bank") that a Notice of Final Claim under Policy Number 01-01-200220 of RVI (the "Policy"), relating to the Property and issued in support of that certain loan by KBC Bank to Regency (the "KBC Loan"), has been delivered by KBC Bank to RVI and is in effect, that the KBC Loan and accrued interest thereon has not been paid in full, and that the Escrow Forbearance Period (as defined in the Escrow Agreement), has expired or been terminated, and if the Escrow Agent receives confirmation from the Trustee under the Project Loan Agreement that all amounts due and payable under the Project Loan Agreement have been paid and that the lien secured by the Trust Agreement shall have been released (the "Trustee Confirmation"), then the Escrowed Documents shall be released from escrow and the Escrow Agent, under the terms of the Escrow Agreement, shall deliver the Escrowed Documents to



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         RVI or its designee as specified in the Transfer Notice or any written amendment thereto not later than ten (10) days after the Escrow Agent receives the Trustee Confirmation (but not earlier than two (2) business days after the general partner of the Partnership (the "General Partner") receives a copy of the Transfer Notice as provided in the next succeeding sentence). The Escrow Agent shall send to the General Partner a copy of the Transfer Notice contemporaneously with the receipt thereof by the Escrow Agent. Each Partner acknowledges and agrees that under the Escrow Agreement, the Escrow Agent has no obligation to obtain the consent or approval of the General Partner or the Partnership in order to effectuate the delivery of the Escrowed Documents in accordance with the Escrow Agreement.

                    14.02 Each of the Partners hereby consents to the pledge of and security interest in the Limited Partnership Interest of Regency granted by Regency to KBC Bank to secure the KBC Loan. If the General Partner receives (i) written notice from KBC Bank that the KBC Loan is outstanding and that an Event of Default has occurred and continues under the letter agreement dated June 24, 1998 pursuant to which KBC Bank made the KBC Loan (the "KBC Loan Agreement") and that the General Forbearance Period (as defined below), if any, has expired or been terminated; and (ii) written instruction from KBC Bank to assign Regency's Limited Partnership Interest (the "Pledged Interest") to KBC Bank, a subsidiary or affiliate of KBC Bank, or any other designee, as specified in the notice, the Partners hereby consent to, and the General Partner shall cause, such assignment of the Pledged Interest on the books of the Partnership and further consent and agree that, to the extent of the transfer requested in KBC Bank's written instructions, such transferee shall become a substitute Limited Partner and shall succeed to all of Regency's rights in the Partnership. The foregoing consents shall be effective for all purposes of Article XI hereof, provided, that a transferee under this Section shall be required to satisfy the requirements of subsections (a), (c), and (d) of Section
         12.02 hereof. Each Limited Partner hereby authorizes and directs the General Partner to execute and deliver such agreements, instruments and documents, in the name of and on behalf of the Partnership and each Limited Partner, as may be necessary or appropriate to effectuate an assignment and substitution of the Pledged Interest pursuant to this Section, and confirms and agrees, without limiting the generality of the foregoing, that the power of attorney granted in Section 21.01 of the Partnership Agreement extends to and includes such agreements, instruments, and documents. For the purposes of the Partnership Agreement, "General Forbearance Period" means the period commencing on November 30, 2003 and ending on the earliest to occur of: (i) April 30, 2005; (ii) the closing of a Qualifying Financing (as defined below) or a Qualifying Sale (as defined below); or (iii) the earlier termination of the General Forbearance Period as provided in the next succeeding sentence. KB may terminate the General Forbearance Period at any time that either of the following events or circumstances shall exist or occur: (i) any Event of Default, as defined in the KBC Loan Agreement as in effect on the date hereof (other than Regency's failure to pay the Obligations (as defined in the KBC Loan Agreement) on November 30,
         2003) shall occur and be



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         continuing; or (ii) after the repayment in full of the Partnership's obligations pursuant to the Project Loan Agreement, any of the following conditions are not satisfied: (A) the United States Government is the tenant of the Property and is paying rent for the use and occupancy of the Property; Regency is receiving distributions of its share of such rent under the Partnership Agreement (as "Net Cash Flow" or otherwise) within thirty days after each rental payment is received; each of such distributions is in an amount which on an annualized basis is not less than $6,000,000 per annum; and such distributions are being remitted by the Partnership directly to KB without reduction for application to the Obligations; and (B) either
         (1) the Partnership is engaged in and is diligently pursuing good faith negotiation for (a) a new lease for the Property, or an extension of the existing lease, providing for a rent and on other terms that will enable the Partnership to obtain financing in an amount such that the proceeds thereof that are to be distributed to Regency under the Partnership Agreement will be sufficient to repay the KBC Loan and all accrued interest thereon (such financing being referred to hereinafter as a "Qualifying Financing") and (b) a Qualifying Financing; or (2) the Partnership is engaged in and is diligently pursuing good faith negotiations for the sale of the Property at a price and on terms such that the amount of cash to be distributed to Regency under the Partnership Agreement from the proceeds of such sale will be sufficient to repay the KBC Loan and all accrued interest thereon (such sale being referred to as a "Qualifying Sale").

                    14.03 After the expiration or earlier termination of the Escrow Forbearance Period, if a Notice of Preliminary Claim has been made under the Policy and the KBC Loan is outstanding, KBC Bank, the subsidiary, affiliate or designee to which the Pledged Interest has been transferred pursuant to Section 14.02 hereof, or RVI, shall have the right to solicit bona fide, third party offers for the Property, and shall have the right to accept such an offer and bind the Partnership; provided that such offer and the proposed terms of the transaction comply with the terms of the Project Loan Agreement.

                    14.04 The Partnership shall not enter into any refinancing transaction with respect to the Property while the KBC Loan is outstanding without the consent of KBC Bank and RVI (which each may grant in its sole discretion), unless the amount of the proceeds from such financing distributable by the Partnership to Regency under the Partnership Agreement is at least equal to all of the obligations then due and payable under the KBC Loan, and unless there are no restrictions on the immediate distribution to Regency of such amount of proceeds from such financing. While the KBC Loan is outstanding, all amounts which, under applicable law or the Partnership Agreement, are distributable to Regency as a Limited Partner, up to an amount equal to the obligations that are then due and payable under the KBC Loan, shall be paid directly by the Partnership to KBC Bank or its designee. Such distributions paid to KBC Bank shall be deemed for purposes of the Partnership Agreement to have been made to Regency.



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                  2. Article XXII of the Partnership Agreement is hereby amended by adding a new Section 22.07 to read as follows:

                  22.07 Anything to the contrary in the Partnership Agreement notwithstanding, until the Obligations under the KBC Loan have been paid in full, without the prior written consent of KBC Bank and RVI, which each may grant in its sole discretion: (a) no additional Limited Partner shall be admitted to the Partnership, except pursuant to
         Section 14.02 hereof or as a transferee of any portion of the Limited Partner interests existing on June 24, 1998; (b) no transferee of Regency's interest in the Partnership, other than pursuant to Section
         14.02 hereof, shall be admitted to the Partnership; (c) Article VII,
         Article IX, Article X, Section 12.02, Article XIII, Article XIV,
         Section 15.01, Section 22.06, and Section 22.07 of the Partnership Agreement shall not be amended or modified in any respect, and no other provision of the Partnership Agreement shall be amended in any manner which has or could reasonably be expected to have a material adverse effect on KBC Bank's rights and remedies with respect to the KBC Loan or the Pledged Interest, on Regency's ability to repay the KBC Loan with interest when due, or on the performance of the terms of the Escrow Agreement; and (d) neither the Partnership nor any of its Partners shall create or permit to exist any lien, security interest, or encumbrance on or to the Property except the lien of the Trustee created pursuant to the Project Loan Agreement and except for liens, security interests, and encumbrances which would constitute "Permitted Encumbrances", as defined in the Project Loan Agreement, whether or not the Project Loan Agreement is then in effect. The provisions of this
         Section 22.07 and Article XIV shall inure to the benefit of, and are enforceable directly by, KBC Bank and RVI.

                  3. Section 9.01(d) of the Partnership Agreement is hereby amended by adding the following sentence at the end thereof:

                     Notwithstanding the foregoing provisions of this Subsection to the contrary, until the Obligations under the KBC Loan (as defined in Article XIV) have been paid in full, all distributions of all Net Cash Flow of the Partnership shall be distributed ninety-five percent (95%) to Regency and five percent (5%) to the Class A Partners as a group. After repayment in full of all Obligations under the KBC Loan, distributions of Net Cash Flow shall be made in accordance with the first three sentences of this subsection.

                  4. Woodlawn hereby represents and warrants that attached hereto as Exhibit A is a complete and correct copy of the Partnership's information return filed with the Internal Revenue Service (including all Forms K-1 filed therewith) with respect to the tax years ended December 31, 1996 and December 31, 1997.

                  5. Except as amended hereby, the Partnership Agreement is ratified and affirmed in all respects.



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                  IN WITNESS WHEREOF, each of the undersigned has executed this
Amendment as of the day and year first above written.


                                     GENERAL PARTNER:

                                     1500 WOODLAWN LIMITED PARTNERSHIP

WITNESS:                             By:  Woodlawn Investment Group, Inc., its
                                          managing general partner


                                     By:
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                                         Name:  Conrad Cafritz
                                         Title: President


                                     LIMITED PARTNERS:

WITNESS:


-----------------------------        -------------------------------------------
                                     HARRY W. RODGERS, III


WITNESS:


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                                     WILLIAM A. RODGERS


WITNESS:


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                                     W. DALE HESS


WITNESS:                             REGENCY AFFILIATES, INC.


                                     By:
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                                         William R. Ponsoldt, Sr.
                                         President



                               [SEVENTH AMENDMENT]